                         SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Section 240.14a-12

                             ---------------------

                        FAMILY DOLLAR STORES, INC.
                (Name of Registrant as Specified In Its Charter)

       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

                             ---------------------

                           FAMILY DOLLAR STORES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 17, 2002

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Family
Dollar Stores, Inc. (the Company) will be held at 2:00 o'clock p.m. on Thursday,
January 17, 2002, at the office of the Company at 10401 Old Monroe Road,
Matthews, North Carolina, for the following purposes:

     (1)  To elect a Board of nine directors;

     (2)  To consider and vote upon a proposal to amend the Certificate of
          Incorporation to increase the authorized number of shares of Common
          Stock, par value $.10 per share, from 300,000,000 to 600,000,000;

     (3)  To ratify the action of the Board of Directors in selecting
          PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the current fiscal year; and

     (4)  To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on November 19,
2001, as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. The voting list of Stockholders will be available for inspection in accordance with the
By-Laws at the Company's office at 10401 Old Monroe Road, Matthews, North
Carolina, at least ten days prior to the meeting.

     Each Stockholder who does not plan to attend the meeting is requested to date, sign and return the accompanying proxy in the enclosed postage-paid return envelope.

                                        By Order of the Board of Directors

                                        GEORGE R. MAHONEY, JR.
                                        Executive Vice President-
                                        General Counsel and Secretary
Matthews, North Carolina
November 21, 2001

                             ---------------------

                           FAMILY DOLLAR STORES, INC.
                              Post Office Box 1017
                      Charlotte, North Carolina 28201-1017

                                 PROXY STATEMENT

     This Proxy Statement is furnished to the holders of the Common Stock of
Family Dollar Stores, Inc. (the Company) in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used in voting at the Annual Meeting of Stockholders to be held on January 17, 2002, or any adjournments thereof. This Proxy Statement and the enclosed proxy were first sent to Stockholders on or about November 21, 2001.

     The enclosed proxy is for use at the meeting if the Stockholder will not be able to attend in person. Any Stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Secretary of the Company or by attending the meeting and voting. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein.
If no specification is made, the proxies will be voted in favor of:

     1.   The election to the Board of Directors of the nine  nominees  named in the Proxy Statement; and

     2.   The proposal to amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock, par value $.10 per share, from 300,000,000 to 600,000,000; and

     3.   The ratification of the action of the Board of Directors in selecting
          PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the current fiscal year.

     The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for a quorum at the meeting. Directors are elected by a plurality of the votes of shares present in person or represented by proxy at the meeting. Approval of the amendment of the Certificate of
Incorporation requires the affirmative vote of a majority of shares outstanding.
The ratification of the selection of the accountants requires the affirmative vote of a majority of shares present or represented by proxy at the meeting and entitled to vote in respect thereto. Abstentions will be counted for the purpose of determining the existence of a quorum and will have the same effect as a negative vote on matters other than the election of directors. If a nominee holding shares for a beneficial owner indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter or otherwise does not vote such shares, these shares will not be considered as present and entitled to vote in respect to that matter, but will be counted for the purpose of determining the existence of a quorum and will have the same effect as a negative vote as to the proposal to amend the Certificate of
Incorporation.

     The cost of soliciting proxies for the meeting will be borne by the
Company. In addition to solicitation by mail, arrangements may be made with brokerage firms, banks and other custodians, nominees and fiduciaries to send proxy material to their principals. The Company will reimburse these institutions for their reasonable costs in doing so. No solicitation is to be made by specially engaged employees or other paid solicitors.

     Only the holders of Common Stock of record at the close of business on
November 19, 2001, will be entitled to vote at the meeting. On such date,
172,393,414 shares of Common Stock were outstanding and Stockholders will be entitled to one vote for each share held.

                             ---------------------

                      OWNERSHIP OF THE COMPANY'S SECURITIES

Ownership by Directors and Officers
     The following table sets forth, with respect to each director of the
Company, each of the executive officers named in the Summary Compensation Table and all executive officers and directors as a group, the number of shares beneficially owned and the percent of Common Stock so owned, all as of November
1, 2001:

                                         Amount and
                                    Nature of Beneficial              Percent of
Name                                    Ownership (1)                    Class
--------------------------------------------------------------------------------

Leon Levine                                4,585,195 (2)                  2.7%

Howard R. Levine                          10,021,816 (3)                  5.8%

R. James Kelly                               526,000                       *

R. David Alexander, Jr.                      101,250                       *

George R. Mahoney, Jr.                       570,947                       *

Mark R. Bernstein                             26,588 (4)                   *

Sharon Allred Decker                             878                       *

James H. Hance, Jr.                           17,878                       *

James G. Martin                                1,878                       *

All Executive Officers and                16,247,187                      9.4%
Directors of the Company
as a Group (17 persons)

* Less than one percent.

(1)  All shares are held with sole voting and investment power, except that Mr.
     Howard R. Levine does not have voting or investment power with respect to
     6,512,395 shares held in irrevocable trusts by Bank of America, N.A., as
     Trustee, for his benefit, as set forth in note (3) below, and Mr. Bernstein has shared voting power with respect to 21,210 shares held in the Profit
     Sharing Plan as set forth in note (4) below. Includes those shares listed in the table which the following persons have the right to acquire beneficial ownership of as of November 1, 2001, or within 60 days thereafter, pursuant to the exercise of stock options: (i) Mr. Howard R.
     Levine-312,500 shares; (ii) Mr. Kelly-495,000 shares; (iii) Mr.
     Alexander-82,500 shares; (iv) Mr. Mahoney-141,500 shares; and (v) all executive officers and directors as a group-1,200,800 shares.

(2)  Does not include (i) the  13,291,950  shares  listed in the table under the caption  "Ownership by Others" below as being held in irrevocable trusts by
     Bank of America,  N.A., as Trustee,  for the benefit of certain of Mr. Leon
     Levine's  children and  grandchildren,  including  6,512,395 shares held in trusts for the benefit of Mr. Leon Levine's son, Mr. Howard R. Levine; (ii)
     212,700 shares owned by Mr. Leon Levine's wife; (iii) 2,430,000 shares held in trust by Mr. Leon  Levine's wife and one of his children for the benefit of another child of Mr. Leon Levine; and (iv) 3,509,421 shares beneficially owned by Mr.  Howard  R.  Levine.  Mr.  Leon  Levine  disclaims  beneficial ownership of the shares referred to in this note (2).

(3)  Includes  6,512,395 shares listed in the table under the caption "Ownership by Others"  below as being held in  irrevocable  trusts by Bank of America,
     N.A., as Trustee, for the benefit of Mr. Howard R. Levine. Does not include
     187,284 shares listed in said table as being held in irrevocable  trusts by
     Bank of America, N.A., as Trustee, for the benefit of a child of Mr. Howard
     R. Levine, and 1,023 shares owned by Mr. Howard R. Levine's wife.

(4)  Includes  21,210 shares held under the Parker,  Poe, Adams &  Bernstein
     L.L.P. Profit Sharing Plan, but does not include 18,750 shares owned by Mr.
     Bernstein's  wife.  Mr.  Bernstein  disclaims  beneficial  ownership of the shares owned by his wife.

Ownership by Others

     On the basis of filings with the Securities and Exchange Commission and other information, the Company believes that as of the dates set forth below the following additional Stockholders beneficially owned more than 5% of the
Company's Common Stock:

                                       Amount and
                                  Nature of Beneficial          Percent of
Name and Address                       Ownership                   Class
--------------------------------------------------------------------------------
Bank of America, N.A., as Trustee    13,291,950 (1)                 7.7%
One Bank of America Plaza
Charlotte, North Carolina  28255

Wellington Management Company, LLP   12,376,902 (2)                 7.2%
75 State Street
Boston, Massachusetts  02109

Putnam Investments, LLC.              8,889,251 (3)                 5.2%
One Post Office Square
Boston, Massachusetts  02109
----------

(1)  As of November 1, 2001, these shares were held with sole voting and investment power under irrevocable trusts for the benefit of certain of Mr.
     Leon Levine's children and grandchildren, including 6,512,395 shares held in trusts for the benefit of Mr. Howard R. Levine.

(2)  As of June 30, 2001, these shares were owned of record by investment advisory clients of Wellington Management Company, LLP (WMC), none of which is known to have beneficial ownership of more than 5% of the Company's
     Common Stock, and WMC had shared power to vote 9,769,702 shares and shared power to dispose of 12,376,902 shares.

(3)  As of December 31, 2000,  of these shares,  6,346,000  were owned by Putnam
     Investment Management, LLC. and 2,543,251 were owned by The Putnam Advisory
     Company, LLC., which are subsidiaries of Putnam Investments,  LLC.; and The
     Putnam Advisory Company,  LLC. had shared power to vote 502,365 shares, and shared  power  to  dispose  of  2,543,251  shares;  and  Putnam  Investment
     Management, LLC. had shared power to dispose of 6,346,000 shares.

                              ELECTION OF DIRECTORS

     At the meeting, nine directors are to be elected to serve for the ensuing year and until their respective successors are elected and qualified. Votes pursuant to the enclosed proxy will be cast for the election as directors of the nine nominees named below unless authority is withheld. All nine nominees are now members of the Board of Directors. If for any reason any nominee shall not be a candidate for election as a director at the meeting, an event not now anticipated, the enclosed proxy will be voted for such substitute as shall be designated by the Board of Directors.

     The following information is furnished with respect to the nominees:

                                                                   Year First
                                                                     Elected
Name of Nominee                Principal Occupation        Age      Director
--------------------------------------------------------------------------------

Leon Levine (1)(2)             Chairman of the Board        64        1969
                                 of the Company

Howard R. Levine (2)           President and                42        1997 (3)
                                 Chief Executive Officer
                                 of the Company

R. James Kelly (2)             Vice Chairman,               54        1997 (4)
                                 Chief Financial and
                                 Administrative Officer
                                 of the Company

R. David Alexander,Jr. (2)     Executive Vice President     44        2000 (5)
                                 and Chief Operating
                                 Officer of the Company

George R. Mahoney, Jr. (2)     Executive Vice President-    59        1987 (6)
                                 General Counsel and
                                 Secretary of the Company

Mark R. Bernstein (7)(8)       Partner in the law firm      71        1980(9)
                                 of Parker, Poe, Adams
                                 & Bernstein L.L.P.

Sharon Allred Decker(7)(10)    President of Doncaster,      44        1999(11)
                                 a division of The
                                 Tanner Companies

James H. Hance, Jr. (10)       Vice Chairman-               57        1995(12)
                                 Chief Financial Officer
                                 Bank of America
                                 Corporation

James G. Martin (7)(8)(10)     Corporate Vice President     65        1996(13)
                                 Carolinas HealthCare
                                 System

(1)  Mr. Leon Levine served as Chairman of the Board,  Chief  Executive  Officer and  Treasurer of the Company  until August 1998 when he resigned  from the positions of Chief Executive Officer and Treasurer. He retains the position of  Chairman of the Board.  Mr. Leon Levine is the father of Mr.  Howard R.
     Levine, President and Chief Executive Officer of the Company.

(2)  Member of the Executive Committee of the Board of Directors.

(3)  Mr.  Howard R. Levine was employed by the Company in various  capacities in the  Merchandising  Department from 1981 to 1987,  including  employment as
     Senior Vice President-Merchandising and Advertising. From 1988 to 1992, Mr.
     Levine  was  President  of Best Price  Clothing  Stores,  Inc.,  a chain of ladies' apparel stores. From 1992 to April 1996, he was self-employed as an investment  manager. He rejoined the Company in April 1996, and was elected
     Vice President-General Merchandise Manager: Softlines in April 1996, Senior
     Vice  President-Merchandising  and Advertising in September 1996, President
     and Chief Operating  Officer in April 1997, and Chief Executive  Officer in
     August 1998. He is the son of Mr. Leon Levine.

(4)  Mr. Kelly was employed by the Company as Vice Chairman in January 1997.
     Prior to his employment with the Company, he was a partner with
     PricewaterhouseCoopers LLP for more than the last five years.

(5)  Mr. Alexander was employed by the Company as Senior Vice
     President-Distribution and Transportation in August 1995, and was promoted to Senior Vice President-Distribution and Logistics in September 1997, to
     Executive Vice President-Supply Chain and Real Estate in October 1999 and
     to Executive Vice President-Chief Operating Officer in August 2000. Prior
     to his employment by the Company, he was employed by Northern Automotive
     Co., Inc., a chain of discount automotive supply stores, from June 1993 to
     August 1995, where he was Senior Vice President-Distribution and
     Transportation.

(6)  Mr. Mahoney was employed by the Company as General Counsel in 1976, and also has served as Vice President and Secretary since 1977, Senior Vice
     President since 1984, and Executive Vice President since 1991.

(7)  Member of the Compensation Committee of the Board of Directors.

(8)  Member of the Stock Option Committee of the Board of Directors.

(9)  Mr.  Bernstein has been a partner in the law firm named above for more than the last five years.

(10) Member of the Audit Committee of the Board of Directors.

(11) Mrs. Decker has been President of Doncaster, a division of The Tanner
     Companies, since August 1999. Doncaster is a direct sales organization selling a high-end line of women's apparel. From January 1997 to July 1999, she was President and Chief Executive Officer of The Lynnwood Foundation
     which created and manages a conference facility and leadership institute.
     Prior to January 1997, Mrs. Decker was employed with Duke Energy
     Corporation (formerly Duke Power Company), where her last position was
     Corporate Vice President and Executive Director of The Duke Power
     Foundation. She also is a director of Coca-Cola Bottling Co. Consolidated.

(12) Mr.  Hance has been Vice  Chairman and Chief  Financial  Officer of Bank of
     America  Corporation  since October 1, 1998. He was Vice Chairman and Chief
     Financial  Officer of NationsBank  Corporation from 1993 through  September
     30, 1998, when NationsBank  Corporation and BankAmerica Corporation merged.
     He also is a director of Bank of America Corporation, Caraustar Industries,
     Inc., Lance, Inc. and Summit Properties, Inc.

(13) Mr. Martin has been associated with the Carolinas HealthCare System since
     January 1993, and currently is Corporate Vice President. He served as
     Governor of the State of North Carolina from 1985 through 1992 and was a member of the United States House of Representatives, representing the
     Ninth District of North Carolina, from 1973 until 1984. He also is a director of Duke Energy Corporation, aaiPharma, Inc. and Palomar Medical
     Technologies, Inc.

(14) Directors who are not employees of the Company are paid $3,000 for each
     Board meeting attended and $500 for each Audit Committee and Compensation
     Committee meeting attended, and receive an annual grant of shares of the
     Company's Common Stock with a fair market value at the time of the grant of
     $10,000. Directors who are employees of the Company receive no additional compensation for each Board or Committee meeting attended.

Committees of the Board of Directors
     The Executive Committee, which met on six occasions during the fiscal year ended September 1, 2001, is authorized under Delaware corporate laws and the
Company's By-Laws to exercise certain of the powers of the Board of Directors.

     The principal functions and responsibilities of the Audit Committee, which met with the Company's independent accountants five times during fiscal 2001, are to (i) monitor the integrity of the Company's financial process and systems of internal controls regarding finance, accounting, and legal compliance; (ii)
monitor the independence and performance of the Company's independent accountants; (iii) provide an avenue of communication among the independent accountants, management and the Board of Directors; and (iv) report to the Board of Directors regarding the Audit Committee's duties and responsibilities. The
Audit Committee operates under a written charter adopted by the Board of
Directors.

     The principal function of the Stock Option Committee, which acted by unanimous written consent in lieu of meetings on 56 occasions during fiscal
2001, is to administer the 1989 Non-Qualified Stock Option Plan, including determination of the employees who are to be granted options under the Plan and the number of shares subject to each option.

     The principal functions of the Compensation Committee, which met two times during fiscal 2001, are to review compensation policies for executive officers of the Company, establish the compensation of the Chairman of the Board and the
Chief Executive Officer and review and approve the pre-tax earnings goal and the payment of bonuses under the Incentive Profit Sharing Plan.

     There was no nominating committee of the Board of Directors nor any other committee which performed a similar function during fiscal 2001.

     The Board of Directors met four times, and acted by unanimous written consent in lieu of meetings once, during fiscal 2001.

                             EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth information concerning the compensation during fiscal years 2001, 2000 and 1999 of the Company's Chief Executive Officer and
the four other most highly compensated executive officers who served in such capacities as of September 1, 2001.

                                    Annual Compensation                    Long-Term Compensation
                                                                             Awards            Payouts
--------------------------------------------------------------------------------------------------------------------
                                                                                                           All
                                                          Other                                 Long-Term  Other
                                                          Annual     Restricted    Securities   Incentive  Compen-
  Name and Principal       Fiscal               Bonus     Compen-      Stock       Underlying      Plan    sation
       Position             Year   Salary($)(1) ($)(2)    sation($)  Award(s)($)  Options(#)(3) Payouts($) ($)(4)
------------------------- -------- ------------ ------    ---------  -----------  ------------- ---------- ---------

Leon Levine                 2001    1,019,231   255,000      -           -                0        -        14,505
  Chairman of the Board     2000    1,000,000   468,000      -           -                0        -        16,196
                            1999    1,000,000   525,000      -           -                0        -        14,325

Howard R. Levine            2001      509,595   191,500      -           -          125,000        -         9,407
  President and Chief       2000      450,000   314,439      -           -          100,000        -        10,155
  Executive Officer         1999      375,000   295,500      -           -           75,000        -        10,519

R. James Kelly              2001      458,662   114,750      -           -           75,000        -         4,589
  Vice Chairman, Chief      2000      450,000   210,600      -           -                0        -         8,067
  Financial and             1999      450,000   236,250      -           -          150,000        -        10,593
  Administrative Officer

R. David Alexander, Jr.     2001(5)   295,581    73,950      -           -           75,000        -         9,045
  Executive Vice President- 2000      250,846    80,148      -           -           45,000        -         5,652
  Chief Operating Officer   1999      231,308    69,092      -           -           35,000        -         7,246

George R. Mahoney, Jr.      2001      295,000    58,792      -           -           60,000        -         6,795
  Executive Vice President- 2000      279,135    89,231      -           -           50,000        -         7,457
  General Counsel and       1999      264,135    94,721      -           -           45,000        -         5,087
  Secretary

(1)  There were 53 weeks in fiscal year 2001, and 52 weeks in fiscal years 2000 and 1999.

(2)  Amounts paid under the Company's Incentive Profit Sharing Plan.

(3)  Stock options were granted pursuant to the Company's 1989 Non-Qualified
     Stock Option Plan.

(4)  Includes (a) Company  contributions  to the Employee Savings and Retirement
     Plan and Trust for  fiscal  years  2001,  2000 and 1999,  respectively,  as
     follows:  Mr.  Leon  Levine-$2,550,   $2,400  and  $2,400,  Mr.  Howard  R.
     Levine-$2,550,  $2,476 and $3,029, Mr. Kelly-$2,003, $1,868 and $4,217, Mr.
     Mahoney-$2,550, $1,731 and $2,377, Mr. Alexander-$2,550, $1,916 and $2,370;
     and (b)  reimbursement  of expenses  under the  Company's  Medical  Expense
     Reimbursement  Plan of certain  medical  care costs for fiscal  years 2001,
     2000 and 1999, respectively,  as follows: Mr. Leon Levine-$11,955,  $13,796
     and  $11,925,   Mr.  Howard  R.  Levine-$6,857,   $7,679  and  $7,490,  Mr.
     Kelly-$2,586, $6,199 and $6,376, Mr. Mahoney-$4,245, $5,726 and $2,710, Mr.
     Alexander-$6,495, $3,736 and $4,876.

(5)  Mr. Alexander was employed by the Company in August 1995. He was elected
     Executive Vice President-Supply Chain and Real Estate in October 1999 and
     Executive Vice President-Chief Operating Officer in August 2000.

Option Grants During the Fiscal Year Ended September 1, 2001
     The following table sets forth all options to acquire shares of the
Company's Common Stock granted during the fiscal year ended September 1, 2001, to the executive officers named in the Summary Compensation Table.

     No options have been granted to Leon Levine. The potential realizable value amounts shown in the table are the values that might be realized upon exercise of options immediately prior to the expiration of their term based on arbitrarily assumed annualized rates of appreciation in the price of the
Company's Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the Securities and Exchange Commission.
Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock. There can be no assurance that the potential realizable values shown in the table will be achieved.

                                     Individual Grants(1)                         Potential Realizable
                        --------------------------------------------------------------------------------
                                    Percent of                                      Value at Assumed
                        Number of      Total                                       Annual Rates of Stock
                        Securities    Options                                       Price Appreciation
                        Underlying   Granted to    Exercise or                        for Option Term
                         Options    Employees in  Base Price   Expiration
Name                    Granted(#)   Fiscal Year    ($/Sh)         Date           5%($)        10%($)
----------------------  ----------   ------------  -----------  ----------       -------       -------

Howard R. Levine         125,000         9.3%        17.75        8/29/05        613,000     1,354,569

R. James Kelly            75,000         5.6%        17.75        8/29/05        367,800       812,741

R. David Alexander, Jr.   75,000         5.6%        17.75        8/29/05        367,800       812,741

George R. Mahoney, Jr.    60,000         4.5%        17.75        8/29/05        294,240       650,193

(1)  Stock options were granted pursuant to the Company's 1989 Non-Qualified
     Stock Option Plan. The exercise price for each option is the fair market value per share of Common Stock on the date of the grant. See "Report of the Compensation Committee and Stock Option Committee of the Board of
     Directors on Executive Compensation" for a description of other material terms of the Plan.

Option Exercises and Fiscal Year-End Values
     The following table sets forth all options exercised during the fiscal year ended September 1, 2001, by the executive officers named in the Summary
Compensation Table, and the number and value of unexercised options held by such executive officers at fiscal year-end. No options have been granted to, or exercised by, Leon Levine.

                                                 Number of Securities           Value of Unexercised
                          Shares      Value        Underlying Unexercised               In-the-Money
                        Acquired on  Realized      Options at FY-End(#)           Options at FY-End($)(2)
                                                 ----------------------------   ----------------------------
Name                   Exercise(#)     ($)(1)     Exercisable    Unexercisable   Exercisable    Unexercisable
--------------------  -------------- --------    -----------    -------------   -----------    -------------

Howard R. Levine         120,000   2,098,830       229,000         291,000      4,587,380       3,747,270

R. James Kelly                 0           0       720,000         255,000     13,973,700       3,179,550

R. David Alexander, Jr.   30,000     550,890        42,000         153,000        731,640       1,974,810

George R. Mahoney, Jr.    30,000     677,490       120,000         155,000      2,449,440       2,050,160

(1)  The value realized is calculated based on the difference between the option exercise price and the closing market price of the Company's Common Stock on the date prior to the date of the exercise multiplied by the number of shares to which the exercise relates.

(2)  The closing price of the Company's Common Stock as reported on the New York
     Stock Exchange Composite tape on August 31, 2001, was $30.00 and is used in calculating the value of unexercised options.

Employment Contracts and Termination of Employment and
Change-in-Control Arrangements

     Howard R. Levine's compensation arrangement with the Company provides that for the fiscal year ended September 1, 2001, he was to be paid a base salary of
$9,615 per week and for the fiscal year ending August 31, 2002, he is to be paid a base salary of $11,539 per week. In addition, under the Company's Incentive
Profit Sharing Plan, he may receive bonuses for the fiscal years ended September
1, 2001, and August 31, 2002, based on approximately 75% of the base salary he receives for each fiscal year, subject to the achievement of pre-tax earnings goals established by the Company and other terms of the Plan. In the event Mr.
Levine's employment is terminated by the Company prior to August 31, 2002, for reasons other than for cause or medical disability, the Company will pay Mr.
Levine 180 days of his base salary then in effect in six equal monthly installments. If Mr. Levine accepts new employment, the unpaid balance of the payments is reduced by the compensation Mr. Levine receives for the same period from the new employment. In the event the employment agreement is not terminated for any reason prior to August 31, 2002, and there is no agreement before that date to extend Mr. Levine's employment beyond August 31, 2002, the employment agreement terminates automatically on August 31, 2002, and the Company will pay
Mr. Levine 60 days of his base salary then in effect in two equal monthly installments. In addition, in the event Mr. Levine's employment agreement is terminated by the Company prior to August 31, 2002, for reasons other than for cause or if there is no agreement before that date to extend Mr. Levine's employment beyond August 31, 2002, Mr. Levine will receive as a severance payment an amount equal to the pro rata share of the bonus, if any, under and subject to the terms and conditions of the Incentive Profit Sharing Plan. The payment will be equal to 75% of the base salary he receives for the period from the beginning of the fiscal year in which the Company terminates the employment agreement through the termination date or through August 31, 2002, if Mr.
Levine's employment continues through that date.

     R. James Kelly's compensation arrangement with the Company provides that for the fiscal years ended September 1, 2001, and ending August 31, 2002, he is to be paid a base salary of $8,654 per week. In addition, under the Company's
Incentive Profit Sharing Plan, he may receive a bonus for each fiscal year based on approximately 50% of the base salary he receives for each fiscal year, subject to the achievement of pre-tax earnings goals established by the Company and other terms of the Plan. In the event Mr. Kelly's employment agreement is terminated by the Company prior to August 31, 2002, for reasons other than for cause or medical disability, the Company will pay Mr. Kelly 180 days of his base salary then in effect in six equal monthly installments. If Mr. Kelly accepts new employment, the unpaid balance of the payments is reduced by the compensation Mr. Kelly receives for the same period from the new employment. In the event the employment agreement is not terminated for any reason prior to
August 31, 2002, and there is no agreement before that date to extend Mr.
Kelly's employment beyond August 31, 2002, the employment agreement terminates automatically on August 31, 2002, and the Company will pay Mr. Kelly 60 days of his base salary then in effect in two equal monthly installments. In addition, in the event Mr. Kelly's employment agreement is terminated by the Company prior to August 31, 2002, for reasons other than for cause or medical disability, Mr.
Kelly will receive as a severance payment an amount equal to the pro rata share of the bonus, if any, under and subject to the terms and conditions of the
Incentive Profit Sharing Plan. The payment will be equal to 50% of the base salary he receives for the period from the beginning of the fiscal year in which the Company terminates the employment agreement through the termination date.

     R. David Alexander, Jr.'s compensation arrangement with the Company provides that for the fiscal year ended September 1, 2001, he was to be paid a base salary of $5,577 per week, and for the fiscal year ending August 31, 2002, he is to be paid a base salary of $5,769 per week. In addition, under the
Company's Incentive Profit Sharing Plan, he may receive a bonus for the fiscal year based on approximately 50% of the base salary he receives for each fiscal year, subject to the achievement of pre-tax earnings goals established by the
Company and other terms of the Plan. In the event Mr. Alexander's employment agreement is terminated by the Company prior to August 31, 2002, for reasons other than for cause or medical disability, the Company will pay Mr. Alexander
180 days of his base salary then in effect in six equal monthly installments. If
Mr. Alexander accepts new employment, the unpaid balance of the payments is reduced by the compensation Mr. Alexander receives for the same period from the new employment. In the event the employment agreement is not terminated for any reason prior to August 31, 2002, and there is no agreement before that date to extend Mr. Alexander's employment beyond August 31, 2002, the employment agreement terminates automatically on August 31, 2002, and the Company will pay
Mr. Alexander 60 days of his base salary then in effect in two equal monthly installments.

Compensation Committee and Stock Option Committee Interlocks
and Insider Participation

     During the fiscal year ended September 1, 2001, the Compensation  Committee of the Board of  Directors  was  composed of Mark R.  Bernstein,  Sharon  Allred
Decker  and James G.  Martin,  and the Stock  Option  Committee  of the Board of
Directors was composed of Mark R.  Bernstein  and James G. Martin.  No member of the Compensation  Committee or Stock Option Committee was an officer or employee of the Company.  Mr. Bernstein,  Mrs. Decker and Mr. Martin were not eligible to receive options under the Company's 1989 Non-Qualified Stock Option Plan.

Report of the Compensation Committee and Stock Option Committee
of the Board of Directors on Executive Compensation

     The objectives of the Company's executive compensation program are to provide a competitive total compensation package that enables the Company to attract and retain key executives, and to offer compensation opportunities that are directly related to the annual and long-term performance of the Company. The
Company seeks to link a significant portion of compensation to the Company's performance such that executive officers will have a strong incentive to meet the Company's goals and their compensation will then be aligned with the interests of the Company's shareholders. With these objectives, the compensation of executive officers consists primarily of (i) a base salary; (ii) annual incentive compensation in the form of a bonus based on the achievement of pre-tax earnings goals and the executive's contributions to meeting the goals;
and (iii) long-term incentive compensation in the form of stock options.

     Base Salary. The base salary of executive officers is reviewed annually by the Compensation Committee. In determining the salary level, the Compensation
Committee takes into consideration the responsibilities, experience and performance of the executives, their contributions to the Company's operating performance, including the achievement of pre-tax earnings goals, and competitive salary practices of other companies in the retail industry, including companies in the S&P Retail Stores Composite Index and other companies in the retail industry with sales comparable to the sales of the
Company.

     Incentive Profit Sharing Plan. The Compensation Committee also reviews and approves a pre-tax earnings goal established by the Company each fiscal year under the Company's Incentive Profit Sharing Plan. This Plan provides for payments, not exceeding 5% of the Company's consolidated earnings before income taxes and before deducting payments under the Plan or any other incentive compensation arrangement, to executive officers and other supervisory personnel if such goal is achieved. The amount of the bonus is based on a percentage of the employee's base salary, and for executive officers the percentage ranges from 30% to 75%. The percentage is higher for the more senior executive officers as a greater portion of the senior executives' compensation is tied to the achievement of pre-tax earnings goals. In the event the pre-tax earnings goal is exceeded, the amount of the bonus increases by 2% for each 1% by which the goal is exceeded, to a maximum of 50% additional bonus for exceeding the goal by 25%.
If the pre-tax earnings goal is not achieved, the amount of the bonus decreases by 5% for each 1% by which the goal is not achieved, with no bonus being paid if pre-tax earnings are below 90% of the goal. As approximately 90.2% of the pretax earnings goal for the fiscal year ended September 1, 2001, was achieved, the bonus paid was approximately 51% of the bonus that would have been paid if 100%
of the goal had been achieved. Except for the Chairman of the Board, the
President and Chief Executive Officer, the Vice Chairman and Chief Financial and
Administrative Officer, and the Executive Vice President and Chief Operating
Officer, the annual individual performance rating of each executive officer by that officer's supervisor may increase or decrease the amount of bonus paid. The performance rating is based on a variety of criteria, including the effectiveness of the officers in executing their managerial responsibilities and their impact on the financial results of the Company (such as sales, pre-tax earnings and shareholders' return on average equity). The Compensation Committee reviews and approves the payment of bonuses under the Incentive Profit Sharing
Plan.

     Stock Options. To establish another link between compensation and management's performance in creating value for shareholders, evidenced by increases in the Company's stock price, executive officers may receive grants of stock options typically on an annual basis. The Company encourages stock ownership by executives, but has not established target levels for equity holdings by executives. Grants are made by the Stock Option Committee of the
Board of Directors. The Compensation Committee considers the grant of stock options by the Stock Option Committee in reviewing the compensation of executive officers. The Chairman of the Board, Leon Levine, has never been granted stock options. Under the Company's 1989 Non-Qualified Stock Option Plan, the exercise price for each option is the fair market value per share of Common Stock on the date of the grant. Fair market value per share is the average of the highest price and lowest price at which the Common Stock is sold regular way on the New
York Stock Exchange on the date of the grant. Options have a term of five years, and may not be exercised prior to the expiration of two years from the date of the grant. Thereafter, each option becomes exercisable in cumulative installments of not more than 40% of the number of shares subject to the option after two years, 70% after three years and 100% after four years. Such vesting schedule encourages executives to remain in the employ of the Company. With limited exceptions, no option is exercisable unless the optionee has been continuously employed by the Company from the date of grant to the date of exercise. In determining the number of options to be granted, the Stock Option
Committee takes into account the executive's base salary and level of responsibilities and the annual individual performance rating of the executive, as well as the number of options granted in prior years.

     Compensation of Chief Executive Officer. The base salary of the Chief
Executive Officer is established by the Compensation Committee annually based on consideration of the same general factors as are described above with respect to the determination of the base salary of other executive officers. For the fifty-three weeks in the fiscal year ended September 1, 2001, Howard R. Levine received a base salary of $509,595, and for the fifty-two weeks in the fiscal year ending August 31, 2002, he will receive a base salary of $600,000.

     The incentive compensation element of the compensation of the Chief
Executive Officer is based on the Company's achievement of its pre-tax earnings goal. Under the Company's Incentive Profit Sharing Plan, Mr. Levine's bonus is based on 75% of his base salary. The amount of the bonus is subject to increase or decrease based on the level of pre-tax earnings in the manner described above with respect to the bonus for other executive officers. For the fiscal year ended September 1, 2001, Mr. Levine was paid a bonus of $191,500 under the
Incentive Profit Sharing Plan as the Company achieved approximately 90.2% of the pre-tax earnings goal.

     In determining Mr. Howard R. Levine's base salary and bonus percentage, the
Compensation Committee also took into account the fact that he receives options under the Company's 1989 Non-Qualified Stock Option Plan. As described under the heading "Option Grants During the Fiscal Year Ended September 1, 2001," Howard
R. Levine received options to purchase 125,000 shares. The Compensation
Committee also considered that the Company's only retirement plan or similar benefit for the Chief Executive Officer or any executive officers is a 401(k)
Plan and the Company's contribution for Mr. Levine for the fiscal year ended
September 1, 2001, was $2,550.

     Deductibility of Compensation. Internal Revenue Code Section 162(m)
provides that publicly held companies may not deduct in any taxable year compensation in excess of $1 million paid to the Chief Executive Officer or any of the four other highest paid executive officers which is not
"performance-based" as defined in Section 162(m). At the Annual Meeting of
Stockholders on January 16, 1997, Stockholders approved an amendment to the 1989
Non-Qualified Stock Option Plan and approved the Incentive Profit Sharing Plan for the purpose of preserving the future deductibility of all compensation paid under said Plans. The Company believes that all executive officer compensation paid in the fiscal year ended September 1, 2001, met the deductibility requirements of Section 162(m), except for $19,231, representing one week of base salary for Leon Levine. Mr. Levine received one extra week of base salary as there were fifty-three weeks in the fiscal year ended September 1, 2001. The
Compensation Committee will continue to monitor this issue and will determine what additional steps, if any, it may take in response to such provision.

     This report is submitted by Mark R.  Bernstein,  Sharon  Allred  Decker and
James  G.  Martin  as the  members  of the  Compensation  Committee  and Mark R.
Bernstein and James G. Martin as the members of the Stock Option Committee.

Report of the Audit Committee of the Board of Directors

     During the fiscal year ended  September 1, 2001, the Audit Committee of the
Board of Directors was composed of James H. Hance, Jr., Sharon Allred Decker and
James G. Martin.  Each of the members of the Audit  Committee is  independent as defined under the New York Stock Exchange listing standards.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 1, 2001, with the
Company's management. The Audit Committee has discussed with
PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61
(Communications with Audit Committees), as amended by Statement on Auditing
Standards No. 90 (Audit Committee Communications).

     The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board
Standard No. 1 (Independence Discussions with Audit Committees) and the Audit
Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

     Based on the Audit Committee's review and discussions noted above, the
Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 1, 2001, for filing with the Securities and
Exchange Commission.

     This report is submitted by James H. Hance,  Jr.,  Sharon Allred Decker and
James G. Martin as members of the Audit Committee.

Independent Accountants' Fees

The following sets forth the fees paid or accrued by the Company for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal year 2001.

     Audit Fees: Fees for the fiscal year 2001 audit and the reviews of Forms
     10-Q are $135,000 of which an aggregate amount of $70,000 has been billed through September 1, 2001.

     Financial Information System Design and Implementation Fees: $1,859,545 for
     services  rendered  in  connection  with the design and  implementation  of information systems.

     All Other Fees:  $170,548 for all other  matters,  which were primarily tax related.

All  fees  paid  to the  independent  accountants  were  reviewed  by the  Audit
Committee.  The Audit  Committee  considered  whether the provision of non-audit services  by  PricewaterhouseCoopers  LLP is  compatible  with the  accountants'
independence.

Stock Performance Graph

     The  following  graph  sets  forth  the  yearly  percentage  change  in the cumulative  total  shareholder  return on the Company's  Common Stock during the five fiscal years ended  September 1, 2001,  compared with the cumulative  total returns of the S&P  Midcap 400 Index,  the S&P 500 Index and the S&P
Retail  Stores  Composite  Index.  The  comparison  assumes $100 was invested on
August 31, 1996,  in the  Company's  Common  Stock and in each of the  foregoing indices, and that dividends were reinvested.

                            COMPARISON OF FIVE YEAR
                            CUMULATIVE TOTAL RETURN
                       AMONG FAMILY DOLLAR STORES, INC.,
                        THE S & P MIDCAP 400 INDEX,
                            THE S & P 500 INDEX
                        AND THE S & P RETAIL STORES
                                COMPOSITE INDEX

                                     8/96 8/97  8/98  8/99  8/00  8/01
                                     ---------------------------------
Family Dollar Stores, Inc.           100   189   245   357   323   557
S & P Midcap 400                     100   141   169   221   247   228
S & P 500 Index                      100   137   152   213   246   226
S & P Retail Stores Composite        100   129   124   176   213   187

Related Transactions

     Legal services were rendered to the Company during the fiscal year ended
September 1, 2001, and are being rendered to the Company during the fiscal year ending August 31, 2002, by Parker, Poe, Adams & Bernstein L.L.P., of which Mark
R. Bernstein, a director of the Company, is a partner.

     The Company has  commercial  banking  relationships  with subsidiaries of
Bank of America  Corporation,  of which James H.  Hance,  Jr., a director of the
Company, is Vice Chairman and Chief Financial Officer.

     Since December 1994, a subsidiary of the Company has leased space in a building in Charlotte, North Carolina, from 9517 Monroe, LLC, for processing merchandise returned from stores and for storing merchandise. 9517 Monroe, LLC is a limited liability company in which Leon Levine, the Chairman of the Board of the Company, and his brother, Alvin E. Levine, both own a 50% interest. A total of $257,208 in rents was paid to 9517 Monroe, LLC, for the fiscal year ended September 1, 2001. The current rent payable for the leasing of approximately 78,000 square feet is $21,434 per month ($257,208 annually)
through the end of the term of the lease on April 30, 2002. The Company believes that the rents for this leased space are competitive with amounts that would be paid to an unaffiliated entity to lease similar space.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                      TO INCREASE THE AUTHORIZED NUMBER OF
                             SHARES OF COMMON STOCK

     The Stockholders of the Company are being requested to approve a proposal to amend the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock, par value $.10 per share, from
300,000,000 to 600,000,000.

     The Board of Directors has declared advisable the proposed amendment to the
Certificate of Incorporation as the Board considers it in the best interests of the Company to have available a reasonable amount of Common Stock for possible stock splits, stock dividends, acquisitions and mergers, employee benefit plans, or other corporate purposes. Accordingly, at its meeting on November 7, 2001, the Board adopted a resolution proposing that an amendment to the first paragraph of Article Fourth of the Certificate of Incorporation be presented to the Stockholders for approval.

     If approved by the Stockholders, the first paragraph of Article Fourth would read in its entirety as follows:

     "FOURTH: The total number of shares of Stock which the Corporation shall have authority to issue is Six Hundred Million Five Hundred Thousand
     (600,500,000), of which Five Hundred Thousand (500,000) shares of the par value of $1.00 per share are to be Preferred Stock (hereinafter called the
     "Preferred Stock") and Six Hundred Million (600,000,000) shares of the par value of $.10 per share are to be Common Stock (hereinafter called the
     "Common Stock")."

     Although the proposed amendment is not intended to be an anti-takeover provision, issuance of the additional shares being authorized could have the effect of discouraging or making more difficult a change in control of the
Company by diluting the stock ownership of persons who might seek to obtain such control. Management is not aware of any attempt to change control of the
Company.

     Of the 300,000,000 shares of Common Stock authorized as of November 10,
2001, 172,393,414 shares were issued and outstanding, 12,502,954 shares were held in treasury and up to 8,252,800 shares may be issued pursuant to options granted or that may be granted under the Company's 1989 Non-Qualified Stock
Option Plan. Accordingly, 106,850,832 shares (excluding treasury shares) are available for issuance for unspecified purposes.

     At the Annual Meeting of Stockholders on January 15, 1998, the Stockholders
approved an increase in the authorized number of shares of Common Stock from
120,000,000 to 300,000,000. Subsequent to the increase in the authorized number of shares in January 1998, the Company effected a two-for-one stock split in
April 1998. There are no plans or commitments at the present time for the issuance of any additional shares of Common Stock, other than in connection with the Company's 1989 Non-Qualified Stock Option Plan.

     The proposed increase in the authorized number of shares of Common Stock will not in and of itself affect the proportionate interests of Stockholders. No
Stockholder of the Company has any preemptive rights to subscribe for or purchase any of the additional shares of Common Stock. Such shares may be issued at such times and on such terms as the Board of Directors may see fit without further action of the Stockholders, unless required for a particular transaction by applicable law or by rule of any stock exchange on which the Company's securities may then be listed.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt the amendment. The Board of Directors recommends that the Stockholders vote for the proposed amendment.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as independent accountants to audit and report on the consolidated financial statements of the Company and its subsidiaries for the year ending August 31,
2002, and to perform such other appropriate accounting and related services as may be required by the Board of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote in respect thereto is required to ratify the selection of PricewaterhouseCoopers LLP for the purposes set forth above. The
Board of Directors recommends that the Stockholders vote for ratification of the selection of PricewaterhouseCoopers LLP. If the Stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of independent accountants will be reconsidered by the Board of Directors.
PricewaterhouseCoopers LLP served as the Company's independent accountants for the fiscal year ended August 31, 1991, and for each subsequent fiscal year.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the
Annual Meeting of Stockholders and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock (collectively, "Reporting Persons") to file with the
Securities and Exchange Commission and New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock, and to furnish the Company with copies of such reports. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from Reporting Persons that no other reports were required, during the fiscal year ended September 1, 2001, all Reporting Persons complied with all applicable filing requirements.

                              STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the next Annual
Meeting of Stockholders in January 2003, and to be included in the Proxy
Statement and form of proxy pursuant to Rule 14a-8 under the Securities Exchange
Act of 1934 (the "Act"), must be received by the Company on or before July 26,
2002. Any such proposals should be in writing and be sent by certified mail, return receipt requested, to the Secretary, Family Dollar Stores, Inc., P. O.
Box 1017, Charlotte, North Carolina 28201-1017. Additionally, if the Company
receives notice of any shareholder proposal after October 9, 2002, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) under the Act, and the persons named in the proxies solicited by the Board of Directors of the
Company for the Annual Meeting of Stockholders to be held in January 2003 may exercise discretionary voting power with respect to such proposal.

                                  OTHER MATTERS

     Management knows of no other matters to be brought before the meeting.
However, if any other matters do properly come before the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the best judgment of the person voting the proxies. Whether Stockholders plan to attend the meeting or not, they are respectfully urged to sign, date and return the enclosed proxy which will, of course, be returned to them at the meeting if they are present and so request.

PROXY
                           FAMILY DOLLAR STORES, INC.
          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JANUARY 17, 2002

     The undersigned hereby appoints Leon Levine, Howard R. Levine and George R.
Mahoney, Jr., or any one of them, with full power of substitution, proxies of the undersigned to the Annual Meeting of Stockholders of Family Dollar Stores,
Inc. to be held at 2:00 p.m. on Thursday, January 17, 2002, at the office of the
Company at 10401 Old Monroe Road, Matthews, North Carolina, or at any
adjournments thereof, with all the powers which the undersigned would possess if personally present, and instructs them to vote upon any matter which may properly be acted upon at this meeting, and specifically as indicated below:

      1.  ELECTION OF DIRECTORS      [ ]  FOR ALL NOMINEES               [ ]  WITHHOLD AUTHORITY to vote
          (Mark only one)                 listed below (except as             for all nominees listed below
                                          shown to the contrary below)

Nominees:  Leon Levine,  Howard R. Levine,  R. James Kelly, R. David  Alexander,
Jr., George R. Mahoney,  Jr., Mark R. Bernstein,  Sharon Allred Decker, James H.
Hance, Jr., James G. Martin
(INSTRUCTION:  To withhold authority to vote for any individual  nominee,  print that nominee's name below)

     2.   Approval of proposed amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock from
          300,000,000 to 600,000,000 shares:

                 FOR [ ]               AGAINST [ ]            ABSTAIN [ ]

     3.   Ratification  of  the  selection  of  PricewaterhouseCoopers   LLP  as
          Independent Accountants:

                 FOR [ ]               AGAINST [ ]            ABSTAIN [ ]

     4.   In their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

                          (Please Sign on Reverse Side)

                           (Continued from other side)

     This Proxy, if received and correctly signed, will be voted in accordance with the choices specified. If a choice is not specified, this Proxy will be voted in favor of the election of the Directors named, for the approval of the proposed amendment to the Certificate of Incorporation and for the ratification of the selection of the independent accountants.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy is revocable, and the undersigned retains the right to attend this meeting and to vote his or her stock in person.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of
Stockholders and Proxy Statement.

                     Dated this ______ day of _________________________________,

                     ___________________________________________________________

                     ___________________________________________________________

                    (Please sign exactly as your name appears at left. If there is more than one owner, each should sign. When signing as a fiduciary or representative, please give full title as such.
                    If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please
                    sign in partnership name by authorized person.)

PLEASE SIGN AND RETURN PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED.

                             ---------------------

                           FAMILY DOLLAR STORES, INC.
                              POST OFFICE BOX 1017
                      CHARLOTTE, NORTH CAROLINA 28201-1017

                                           November 9, 2001

Securities and Exchange Commission
Washington, D.C.  20549

RE:      Family Dollar Stores, Inc. – Commission File No. 1-6807
         Preliminary Proxy Material

Gentlemen:

     Pursuant to the requirements of the Securities Exchange Act of 1934, we are transmitting herewith the attached Preliminary Notice of Annual Meeting, Proxy
Statement and form of Proxy. The definitive Proxy Material is to be first mailed to Stockholders on November 21, 2001.

                                           Very truly yours,

                                           FAMILY DOLLAR STORES, INC.

                                           /s/ George R. Mahoney, Jr.
                                               GEORGE R. MAHONEY, JR.
                                               Executive Vice President-
                                               General Counsel